UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2015

PILGRIM BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55290	46-5110553
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

40 South Main Street, Cohasset, Massachusetts	02025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 383-0541

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 24, 2015, Pilgrim Bancshares, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders. At the Annual Meeting, stockholders considered and voted on the following matters, with a breakdown of the votes cast set forth below.

1.	The election of directors.

	For	Withheld	Broker Non-Votes

Steven T. Golden	1,452,163	128,298	493,171

Ronald H. Goodwin	1,454,041	126,420	493,171

Mary E. Granville	1,453,299	127,162	493,171

2.	The ratification of the appointment of Baker Newman & Noyes, P. A., LLC as independent registered public accounting firm of the Company for the year ending December 31, 2015.

For	Against	Abstain

2,031,019	30,859	11,754

3.	The approval of the Pilgrim Bancshares, Inc. 2015 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes

1,373,113	181,217	26,131	493,171

Item 8.01.	Other Events.

On November 24, 2015, the Board of Directors of the Company authorized a stock repurchase program pursuant to which the Company intends to repurchase up to 89,903 shares of the Company’s common stock, equal to 4.0% of the Company’s outstanding common stock.

The repurchase program permits shares to be repurchased in open market or private transactions, through block trades, and pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities and Exchange Commission.

Repurchases will be made at management’s discretion at prices management considers to be attractive and in the best interests of both the Company and its stockholders, subject to the availability of stock, general market conditions, the trading price of the stock, alternative uses for capital, and the Company’s financial performance.  Open market purchases will be conducted in accordance with the limitations set forth in Rule 10b-18 of the Securities and Exchange Commission and other applicable legal requirements.

The repurchase program may be suspended, terminated or modified at any time for any reason, including market conditions, the cost of repurchasing shares, the availability of alternative investment opportunities, liquidity, and other factors deemed appropriate. These factors may also affect the timing and amount of share repurchases.  The repurchase program does not obligate the Company to purchase any particular number of shares.

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

Item 8.01.	Other Events.

On November 24, 2015, the Company utilized a slideshow at its 2015 Annual Meeting of Stockholders. This slideshow discusses the Company’s financial performance and is available on the Company’s website, www.bankpilgrim.com, under the links for “Investor Relations.”

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.	Not Applicable.
(b)	Pro Forma Financial Information.	Not Applicable.
(c)	Shell Company Transactions.	Not Applicable.
(d)	Exhibits	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PILGRIM BANCSHARES, INC.
DATE: November 30, 2015	By:	/s/ Francis E. Campbell
Francis E. Campbell
President and Chief Executive Officer